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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-8 No. 333-198206) pertaining to the Theravance Biopharma, Inc. 2013 Equity Incentive Plan and the Theravance Biopharma, Inc. 2013 Employee Share Purchase Plan,

  (2)
  Registration Statement (Form S-8 No. 333-200225) pertaining to the Theravance Biopharma, Inc. 2014 New Employee Equity Incentive Plan,

  (3)
  Registration Statement (Form S-8 No. 333-202856) pertaining to the Theravance Biopharma, Inc. 2013 Equity Incentive Plan and the Theravance Biopharma, Inc. 2013 Employee Share Purchase Plan, and

  (4)
  Registration Statement (Form S-3 No. 333-205275) of Theravance Biopharma, Inc., Theravance Biopharma Antibiotics, Inc., Theravance Biopharma Cayman Holdings, Inc., Theravance Biopharma Ireland Limited, Theravance Biopharma R&D, Inc., Theravance Biopharma UK Limited, and Theravance Biopharma US, Inc.;

of our report dated March 11, 2016, with respect to the consolidated financial statements of Theravance Biopharma, Inc., included in this Annual Report (Form 10-K) for the year ended December, 31, 2015.

/s/ ERNST & YOUNG LLP
San Jose, California
March 11, 2016

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM